United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2010
Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hangar Road, Avoca, Pennsylvania	18641
(Address of principal executive offices)	(Zip Code)

(570) 457-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into to a Material Definitive Agreement.

On January 26, 2010, Saker Aviation Services, Inc. (the “Company”) amended the terms of that certain Warrant to Purchase Common Stock (such amended Warrant is referred to as the “Warrant”) in favor of Birch Hill to reduce the number of shares of Common Stock underlying such Warrant from 5,000,000 to 2,900,000. Except for reduced the number of shares acquirable upon exercise, no other changes were made to the terms of the Warrant.

As such, the Warrant (which was entered into in order to facilitate the transactions described Item 2.03 of the Company’s Current Report on Form 8-K/A dated December 29, 2009) now provides Birch Hill with the right, prior to December 28, 2014, to purchase up to 2,900,000 shares of the Company’s Common Stock at a price of $0.05 per share. The Warrant also contains terms and conditions customary to such instruments, including but not limited to, anti-dilution provisions and “piggyback” registration rights. The Company relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, in connection with its issuance of the Warrant, as such issuance was not a transaction involving a public offering.

The Company intends to file the Warrant, as amended, as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2009.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2010		SAKER AVIATION SERVICES, INC.

	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer